United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2023

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive
Suite 600
Saint Louis, Missouri 63141
(Address of principal executive offices)
(314) 529-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PRFT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 27, 2023, Perficient, Inc. (“Perficient” or the “Company”) announced its financial results for the three and six months ended June 30, 2023. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.02.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Executive Transition and New Director, Each Effective October 1, 2023. On July 27, 2023, the Company announced that effective as of October 1, 2023, Jeffrey S. Davis, the current Chief Executive Officer, will become the Executive Chairman of the Company, an employee position, and Thomas J. Hogan, the current President, will become the Chief Executive Officer of the Company (the “Executive Transition”). In connection with the Executive Transition and also effective as of October 1, 2023, the Board of Directors of the Company (the “Board”) approved an increase in the size of the Board from eight directors to nine directors and appointed Mr. Hogan to fill the newly-created vacancy. As an employee director, Mr. Hogan will not be entitled to any additional compensation for his service as a director. Mr. Hogan was not appointed pursuant to any arrangement or understanding with any other person. Mr. Hogan will not be joining any committee of the Board at the effective date of his appointment. The Company issued a press release which included the announcement of the Executive Transition and Mr. Hogan’s appointment to the Board, dated as of the date hereof, which is filed as an exhibit to this current report on Form 8-K.

Davis Employment Agreement. In connection with the Executive Transition, the Company entered into a fifth amended and restated employment and transition agreement with Mr. Davis on July 25, 2023 (the “Davis Employment Agreement”), which amended and restated his previous agreement with certain changes, including for Mr. Davis to serve as our Executive Chairman. The Davis Employment Agreement is effective as of October 1, 2023 and will expire on February 29, 2024 but shall continue on a month-to-month basis thereafter. Mr. Davis’ previous employment agreement with the Company was effective February 23, 2021 and was set to expire on December 31, 2023 and will continue in accordance with its terms until September 30, 2023. The Davis Employment Agreement has the following terms:

•an annual salary of $67,500 that may be increased by the Board or its Compensation Committee (the “Compensation Committee”) from time to time;
•an annual performance bonus calculated in accordance with his previous employment agreement (up to 300% of Mr. Davis’s annual salary), with the amount of such bonus prorated to 75% of the amount otherwise payable, in the event the Company achieves certain performance targets (Mr. Davis will not be entitled to a bonus beginning January 1, 2024);
•entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans or programs;
•death, disability, severance, and change of control benefits upon Mr. Davis’s termination of employment or change of control of the Company, including a severance of two year’s base salary, one year’s target bonus calculated at his target bonus rate in effect as of the expiration of his previous employment agreement, and one year of benefits (and vesting of all unvested options and restricted shares) if Mr. Davis is terminated without cause or under a constructive termination, as defined in the Davis Employment Agreement; and
•100% of all unvested options and restricted shares vest upon a change in control.

Mr. Davis has agreed to refrain from competing with the Company for a period of three years following the termination of his employment. Mr. Davis’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

Hogan Employment Agreement. Also in connection with the Executive Transition, the Company entered into a third amended and restated employment agreement with Mr. Hogan on July 25, 2023 (the “Hogan Employment Agreement”), which amended and restated his previous agreement with certain changes, including for Mr. Hogan to serve as our Chief Executive Officer and President. The Hogan Employment Agreement is effective as of October 1, 2023 and will expire December 31, 2026. Mr. Hogan’s previous employment agreement with the Company was effective February 23, 2021 and was set to expire on December 31, 2023 and will continue in accordance with its terms until September 30, 2023. The Hogan Employment Agreement has the following terms:

•an annual salary of $600,000 that may be increased by the Board of Directors or the Compensation Committee from time to time;
•an annual performance bonus of up to 200% of Mr. Hogan’s annual salary in the event the Company achieves certain performance targets;
•entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans or programs;
•death, disability, severance, and change of control benefits upon Mr. Hogan’s termination of employment or change of control of the Company, including a severance of one year’s base salary, one year’s target bonus prorated to the date of termination, one year of benefits and one year of vesting of options and restricted stock if Mr. Hogan is terminated without cause or under a constructive termination, as defined in the Hogan Employment Agreement; and
•if Mr. Hogan is terminated without cause or under a constructive termination within three months prior to, or 18 months after, a change in control, additional severance benefits of one year’s base salary and vesting of 100% of all unvested options and restricted shares.

In connection with the Executive Transition, the Company approved the issuance pursuant to the Company’s long-term incentive plan of a performance award with a grant date fair value of $1,000,000 to Mr. Hogan. This award is subject to a three-year vesting term and performance conditions based on the Company’s relative total shareholder return over the three-year performance period. In the event Mr. Hogan is terminated without cause or under a constructive termination or in connection with a change in control as noted above, 50% of the shares subject to the award are deemed earned and vested with the remainder forfeited.

Mr. Hogan has agreed to refrain from competing with the Company for a period of three years following the termination of his employment. Mr. Hogan’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

Martin Employment Agreement. The Company also entered into a fourth amended and restated employment agreement with Paul E. Martin, our Chief Financial Officer, on July 25, 2023 (the “Martin Employment Agreement”), which amended and restated his previous agreement on substantially the same terms with certain changes. The Martin Employment Agreement is effective as of October 1, 2023 and will expire on December 31, 2026. Mr. Martin’s previous employment agreement with the Company was effective January 1, 2021 and was set to expire on December 31, 2023 and will continue in accordance with its terms until September 30, 2023. The Martin Employment Agreement has the following material terms:

•an annual salary of $460,000 that may be increased by the Chief Executive Officer, with approval by the Board of Directors or its Compensation Committee, from time to time;
•an annual performance bonus of up to 150% of Mr. Martin’s annual salary in the event the Company achieves certain performance targets;
•entitlement to participate in such insurance, disability, health, and medical benefits and retirement plans or programs as are from time to time generally made available to executive employees of the Company, pursuant to the policies of the Company and subject to the conditions and terms applicable to such benefits, plans or programs;
•death, disability, severance, and change of control benefits upon Mr. Martin’s termination of employment or change of control of the Company, including a severance of one year’s base salary, one year of benefits and one year of vesting of options and restricted stock if Mr. Martin is terminated without cause or under a constructive termination, as defined in the agreement; and
•50% of all unvested options and restricted shares vest upon a change in control.

Mr. Martin has agreed to refrain from competing with the Company for a period of three years following the termination of his employment. Mr. Martin’s compensation is subject to review and adjustment on an annual basis in accordance with the Company’s compensation policies as in effect from time to time.

The foregoing is a summary of the material terms of Messrs. Davis’, Hogan’s and Martin’s employment agreements and Mr. Hogan’s performance award only, and is qualified in its entirety by the actual terms of the agreements which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2023.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On July 25, 2023, the Board approved and adopted an amendment and restatement the Company’s bylaws (as amended and restated, the “Second Amended and Restated Bylaws”), effective as of that date. The amendments contained in the Second Amended and Restated Bylaws include, among other things:

•modifying Section 3.2 to provide for requirements and procedures for stockholder proxy solicitations;
•revising Sections 3.1, and 4.5 to allow for the Board to conduct stockholder meetings by means of remote communications and to allow directors to participate in Board meetings by means of remote communications;
•adding Section 3.12 to reflect the Board’s practice to appoint one or more inspectors at meetings of stockholders; and

•incorporating other technical and conforming revisions and clarifications.

The foregoing is a summary of the Second Amended and Restated Bylaws only, and is qualified in its entirety by the full text of the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this current report on Form 8-K.

ITEM 7.01 REGULATION FD DISCLOSURE

Financial Results Presentation

On July 27, 2023, Perficient posted on the Investor Relations page of its website at www.perficient.com a slide presentation related to its second quarter ended June 30, 2023 financial results and operating metrics. A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The information contained or incorporated in our website is not part of this filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits.

Exhibit
Number	Description

3.1	Second Amended and Restated Bylaws
99.1	Perficient, Inc. Press Release, dated July 27, 2023, announcing financial results for the three and six months ended June 30, 2023
99.2	Perficient, Inc. Q2 2023 Financial Results Presentation
99.3	Perficient, Inc. Press Release, dated July 27, 2023, announcing the Executive Transition
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date:	July 27, 2023	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer